                                                                    Exhibit 23.4



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-34578 on Form S-3 of WorldCom, Inc. of our report dated February 2, 1999, on the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries, appearing in the WorldCom's Current Report on Form 8-K dated April 11, 2000 (filed April 11, 2000), and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                       Deloitte & Touche LLP

Kansas City, Missouri
May 10, 2000